Harvest Oil & Gas Corp. Announces Fourth Quarter and Full Year 2019 Results, Year-end Proved Reserves and 2020 Guidance

HOUSTON,  April 14, 2020 (Globe Newswire) – Harvest Oil & Gas Corp.  (OTCQX:  HRST)  (“Harvest” or the “Company”) today announced results for the fourth quarter and full year of 2019 and the filing of its Form 10-K with the Securities and Exchange Commission (“SEC”).  In addition, Harvest announced its 2019 year-end proved reserves and provided guidance for 2020.

Key Highlights

-	Average daily production was 53.1 MMcfe for the fourth quarter of 2019
-	Made a cash distribution of $7.00 per share in October 2019
-	Entered into a new $10 million credit facility in October 2019
-	In December 2019, closed on the sale of substantially all of Harvest’s remaining oil and natural gas properties in the Barnett Shale for $6.2 million, net of preliminary purchase price adjustments
-

In December 2019, closed on the sale of substantially all of Harvest’s oil and natural gas properties in the Permian Basin for total consideration of $2.9 million, net of purchase price adjustments, and expect a subsequent closing for total consideration of $0.1 million in the second quarter of 2020, subject to customary purchase price adjustments

-

In March 2020, signed a purchase and sale agreement to sell all of Harvest’s oil and natural gas properties in Michigan for a purchase price of $4.8 million, subject to an adjustment based on the value of certain derivative contracts and other customary purchase price adjustments, with an expected closing during the second quarter of 2020

-	In conjunction with divestitures during the fourth quarter, unwound certain commodity derivative contracts in January 2020 for cash settlements received of $1.1 million
-	As of March 31, 2020, Harvest had repurchased 12,139 shares of its outstanding common stock under the previously announced share repurchase program

The Company continues to review strategic alternatives following the divestiture of significant assets during 2019. The Company is actively considering the potential divestiture of all of its remaining assets as well as a potential sale or merger of the Company. In addition, Harvest is pursuing options to reduce its overall cost structure to more closely align with its asset base.

Fourth Quarter 2019 Results

	Fourth Quarter	Third Quarter
$ in millions unless noted otherwise	2019	2019
Average daily production (MMcfe/d)	53.1	98.1
Total revenues	16.1	23.2
Total assets (1)	180.2	289.9
Net loss	(22.1)	(19.5)
Adjusted EBITDAX (2)	(0.6)	9.7
Total debt (1)	-	-
Net cash provided by operating activities	3.7	14.9
Additions to oil and natural gas properties (3)	(0.8)	0.3

(1)	As of December 31, 2019 and September 30, 2019
(2)	Adjusted EBITDAX is a non-GAAP financial measure and is described in the table below under “Non-GAAP Measures”
(3)	Represents cash payments during the period

For the fourth quarter of 2019,  Harvest reported a  net loss of $(22.1) million, or $(2.17) per basic and diluted weighted average share outstanding, compared to a net income of $34.3 million, or $3.41 per basic and diluted weighted average share outstanding, for the fourth quarter of 2018.  For the third quarter of 2019,  Harvest reported a net loss of $19.5 million, or $(1.93) per basic and diluted weighted average share outstanding. Included in 2019 fourth quarter net loss were the following items:

•	$13.5 million of impairment charges primarily related to proved oil and natural gas properties located in Michigan, the Barnett Shale, and the Mid-Continent area,
•	$4.4 million of non-cash losses on commodity derivatives,
•	$0.4 million loss on sales of oil and natural gas properties,
•	$0.4 million of stock-based compensation costs contained in general and administrative expenses,
•	$0.5 million of divestiture and transaction related expenses contained in general and administrative expenses, and
•	$0.1 million of litigation settlement expenses contained in general and administrative expenses.

Production for the fourth quarter of 2019 was 3.7 Bcf of natural gas, 121 Mbbls of oil and 75 Mbbls of natural gas liquids  (“NGLs”), or 53.1 million cubic feet equivalent per day (Mmcfe/day). This represents a 63 percent decrease from the fourth quarter of 2018 production of 144.9 Mmcfe/day and a  46 percent decrease from the third quarter of 2019 production of 98.1 Mmcfe/day. The decrease in production from the fourth quarter of 2018 was primarily due to divestitures in 2019 in the Barnett Shale, the San Juan Basin, the Mid-Continent area and the Monroe Field in Northern Louisiana. The decrease in production from the third quarter of 2019  was primarily due to the Barnett Shale,  Mid-Continent area and the Monroe Field divestitures that closed during the third and fourth quarters of 2019.

Adjusted EBITDAX for the fourth quarter of 2019 was $(0.6) million. The decrease in Adjusted EBITDAX from the fourth quarter of 2018 was primarily attributable to the divestitures that closed in 2019 and lower realized natural gas prices, partially offset by an increase in cash settlements received on commodity derivative contracts. The decrease in Adjusted EBITDAX from the third quarter of 2019 was primarily attributable to the Barnett Shale, Mid-Continent area and Monroe Field divestitures that closed during the third and fourth quarters of 2019 and a decrease in cash settlements received on commodity derivative contracts and on termination of commodity derivative contracts in conjunction with divestitures, partially offset by higher natural gas and natural gas liquids prices, and a decrease in cash general and administrative expenses. Adjusted EBITDAX is a non-GAAP financial measure and is described in the below table under “Non-GAAP Measures.”

Full Year 2019 Results

$ in millions unless noted otherwise	2019	2018 (1)
Average daily production (MMcfe/d)	99.9	170.5
Total revenues (2)	113.8	249.6
Total assets (3)	180.2	534.5
Net loss (2)(4)	(138.3)	(586.6)
Adjusted EBITDAX (2)(5)	28.3	92.0
Total debt (3)	-	115.0
Net cash provided by operating activities	47.7	67.2
Additions to oil and natural gas properties (6)	1.3	57.1

(1)	All amounts reflect the combined results of five months ended May 31, 2018 (Predecessor) and seven months ended December 31, 2018 (Successor)
(2)

Includes royalty adjustment of $5.0 million in 2018. See Note 14 of the Notes to Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” contained in Harvest’s Form 10-K filed April 14, 2020.  Excluding this royalty adjustment, for 2018, total revenue would have been $254.6 million, net loss would have been $581.6 million and Adjusted EBITDAX would have been $97.0 million.

(3)	As of December 31, 2019 and 2018
(4)	Includes $589.6 million of reorganization items, net, in 2018
(5)	Adjusted EBITDAX is a non-GAAP financial measure and is described in the attached table under “Non-GAAP Measures”
(6)	Represents cash payments during the period

For 2019,  Harvest reported a net loss of $138.3 million compared to a net loss of $586.6 million for 2018. Included in net loss for 2019 were the following items:

•

$129.1 million of impairment charges related to the sale of proved oil and natural gas properties located in the Barnett Shale, San Juan Basin, Permian Basin, Mid-Continent area, and the Monroe Field, and oil and natural gas properties located in Michigan, which were under a purchase and sale agreement entered into in March 2020,

•	$16.6 million of non-cash losses on commodity derivatives,
•	$4.6 million of gain on equity securities,
•	$2.5 million of stock-based compensation costs contained in general and administrative expenses, and
•	$2.4 million of divestiture and transaction related expenses contained in general and administrative expenses.

Production for 2019 was 25.5 Bcf of natural gas, 591 Mbbls of oil and 1.2 Mmbbls of natural gas liquids, or 99.9 Mmcfe/day.  This represents a 41 percent decrease from the 2018 production of 170.5 Mmcfe/day. The decrease from 2018 production was primarily due to the divestitures of oil and natural gas properties in 2018 and 2019.

Adjusted EBITDAX for 2019 was $28.3 million, a 69 percent decrease as compared to 2018. The decrease in Adjusted EBITDAX as compared to 2018 is primarily due to divestitures that closed in 2018 and 2019 and a decrease in realized oil, natural gas, and natural gas liquids prices, partially offset by an increase in cash settlements received on commodity derivative contracts, a decrease in general and administrative expenses and an increase in other income.

Commodity Hedges

In January 2020, Harvest terminated the following hedge positions in connection with divestitures that closed during the fourth quarter of 2019 at a net gain of $1.1 million.

		Swap	Swap
Period	Index	Volume	Price
Natural Gas (MmmBtus):
Feb - Dec 2020	NYMEX	1,005.0	$2.73

Crude (MBbls):
Jan - Dec 2020	WTI	47.6	$60.53

Ethane (MBbls):
Jan - Dec 2020	Mt Belvieu	40.3	$11.91

Propane (MBbls):
Jan - Dec 2020	Mt Belvieu	40.3	$29.23

Details regarding Harvest’s total current hedge position may be found in the Total Current Hedge Position table at the end of this press release.

Year-end 2019 Estimated Net Proved Reserves

Harvest’s year-end 2019 estimated net proved reserves were 156 Bcfe. Approximately 76 percent were natural gas, 21 percent were crude oil and 3 percent were natural gas liquids.  As specified by the SEC, the prices for oil, natural gas and natural gas liquids were the average prices during the year determined using the price on the first day of each month. The prices utilized in calculating the Company’s total estimated proved reserves at December 31, 2019 were $55.69 per Bbl of oil and $2.58 per MMBtu of natural gas.

At December 31, 2019, our proved reserves had a standardized measure of discounted future net cash flows of $106.9 million and a present value of future net pre-tax cash flows attributable to estimated net proved reserves, discounted at 10 percent per annum (“PV-10”) of $110.5 million based on SEC pricing. PV–10, is a computation of the standardized measure of discounted future net cash flows on a pre–tax basis and is computed on the same basis as standardized measure but does not include a provision for federal income taxes, Texas gross margin tax or other state taxes. PV–10 is considered a non–GAAP financial measure under the regulations of the SEC. We believe PV–10 to be an important measure for evaluating the relative significance of our oil and natural gas properties. We further believe investors and creditors may utilize our PV–10 as a basis for comparison of the relative size and value of our reserves to other companies. PV–10, however, is not a substitute for the standardized measure. See the attached table under “Non-GAAP Measures” for a reconciliation of standardized measure to PV-10. Our PV–10 measure and standardized measure do not purport to present the fair value of our reserves.

	Estimated Net Proved Reserves (1)
				Natural Gas
	Crude Oil	Natural Gas		Equivalents
	(MMBbls)	(Bcf)	NGLs (MMBbls)	(Bcfe)
Proved Reserves:
Developed	5.6	118.0	0.7	155.8
Undeveloped	—	—	—	—
Total	5.6	118.0	0.7	155.8

(1)

In March of 2020, Harvest signed a purchase and sale agreement to sell all oil and natural gas properties in Michigan representing 55.8 Bcfe of the Company’s 2019 year-end proved reserves. The divestiture  is considered 100% developed.

For comparative purposes, utilizing NYMEX forward closing prices for oil and natural gas at April 8, 2020 for January 1, 2020 through December 31, 2031, total proved reserves at December 31, 2019 were 152.3 Bcfe, with a PV–10 of $78.7 million, a decrease of 3.5 Bcfe versus SEC reserves and $31.8 million versus PV–10 using SEC prices.  The unweighted average of the NYMEX strip prices used were $44.23 per Bbl of oil and $2.46 per MMBtu of natural gas. NYMEX forward strip-based proved reserves were calculated based on the SEC proved reserves estimation methodology, but applying NYMEX forward strip prices rather than SEC prices. We believe that investors and creditors may utilize our NYMEX strip-based PV-10 as a basis for comparison of the relative size and value of our reserves to other companies.  The PV–10 of our NYMEX forward strip-based reserves is not a substitute for the standardized measure and does not purport to present the fair value of our reserves.

Guidance for 2020

The guidance table below assumes the Michigan divestiture closes at the end of the second quarter. Therefore, the guidance for the second half of 2020 excludes this asset.

($ in millions)	1H 2020 (1)			2H 2020
Net Production
Natural Gas (Mmcf)	5,208	-	5,756	3,312	-	3,661
Crude Oil (Mbbls)	197	-	218	193	-	213
Natural Gas Liquids (Mbbls)	15	-	16	10	-	11
Total Mmcfe	6,481	-	7,164	4,531	-	5,008

Average Daily Production (Mmcfe/d)	36	-	39	25	-	27

Other Income	$ 0.4	-	$ 0.8	$ 0.4	-	$ 0.8

Average Price Differential vs NYMEX
Natural Gas ($/Mcf)	($0.35)	-	($0.05)	($0.39)	-	($0.09)
Crude Oil ($/Bbl)	($3.93)	-	($1.93)	($3.90)	-	($1.90)
NGL (% of NYMEX Crude Oil)	22%	-	26%	22%	-	26%

Expenses
Operating Expenses:
LOE and other	$ 15.9	-	$ 17.6	$ 11.8	-	$ 13.0
Production Taxes (as % of revenue)	0.7%	-	1.3%	0.7%	-	1.3%
		-			-
General and administrative expense (2)	$ 6.0	-	$ 7.0	$ 6.0	-	$ 7.0

Capital Expenditures (3)	–	-	$ 0.5	–	-	$ 0.5

(1)	Assumes the Michigan divestiture closes at the end of June 2020.
(2)	Excludes non-cash general and administrative expense, of which non-cash share-based compensation is a part. Also excludes any amounts for divestiture and transaction related costs.
(3)	Represents estimates for drilling, capital workover and related capital expenditures.

Annual Report on Form 10-K

Harvest’s financial statements and related footnotes are available in the 2019 Form 10-K, which was filed today and is available through the Investor Relations/SEC Filings section of the Harvest website at http://www.hvstog.com.

Investor Presentation

An updated investor presentation will be posted to the Investor Relations section of the Harvest website on April 14, 2020.

About Harvest Oil & Gas Corp.

Harvest is an independent oil and gas company engaged in the efficient operation and development of onshore oil and gas properties in the continental United States. The Company’s assets consist primarily of producing and non-producing properties in the Appalachian Basin (which includes the Utica Shale) and Michigan. More information about Harvest is available on the internet at https://www.hvstog.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019 and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. These risks include, but are not limited to, risks relating to pending asset sales, including risks relating to the consummation of such sales in accordance with their terms or at all, our inability to control our contract operator, EnerVest Operating,

L.L.C., outside of the parameters of the Services Agreement, our ability to obtain needed capital or financing on satisfactory terms, fluctuations in prices of oil, natural gas and natural gas liquids and the length of time commodity prices remain depressed, our ability to maintain production levels through development drilling, risks associated with drilling and operating wells, the availability of drilling and production equipment, changes in applicable laws and regulations that adversely affect our operations and general economic conditions. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. Although the Company believes that the forward-looking statements contained in this press release are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
	2019	2018
Production data:
Oil (MBbls)	121	194
Natural gas liquids (MBbls)	75	523
Natural gas (MMcf)	3,704	9,035
Net production (MMcfe)	4,882	13,334
Average sales price per unit: (1)
Oil (Bbl)	$54.78	$56.70
Natural gas liquids (Bbl) (2)	20.17	15.17
Natural gas (Mcf)	2.15	3.13
Mcfe (2)	3.30	3.54
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$2.71	$1.98
Production taxes	0.06	0.19
Total	2.77	2.17
Depreciation, depletion and amortization	0.20	0.41
General and administrative expenses	1.23	0.44

(1)	Prior to $2.1 million of realized net gains and $4.0 million of realized net losses on settlements of commodity derivatives for the three months ended December 31, 2019 and 2018, respectively.

(2)

Includes the effects of a royalty adjustment of $5.0 million in the fourth quarter. See Note 14 of the Notes to Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” contained in Harvest’s Form 10-K filed April 14, 2020.  Excluding this royalty adjustment, the average sales price for natural gas liquids for the fourth quarter would have been $24.74 per barrel and the average sales price per mcfe would have been $3.92.

	Successor		Predecessor
				Combined
	Year	Seven Months	Five Months	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	May 31,	December 31,
	2019	2018	2018	2018
Production data:
Oil (MBbls)	591	642	662	1,304
Natural gas liquids (MBbls)	1,244	1,348	1,040	2,388
Natural gas (MMcf)	25,470	23,084	16,982	40,066
Net production (MMcfe)	36,479	35,029	27,193	62,222
Average sales price per unit: (1)
Oil (Bbl)	$54.14	$64.45	$64.14	$64.32
Natural gas liquids (Bbl) (2)	16.39	23.95	25.86	24.79
Natural gas (Mcf)	2.36	2.75	2.41	2.61
Mcfe (2)	3.08	3.92	4.06	3.98
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$2.13	$1.83	$1.67	$1.76
Production taxes	0.15	0.19	0.20	0.19
Total	2.28	2.02	1.87	1.95
Depreciation, depletion and amortization	0.32	0.46	1.70	1.00
General and administrative expenses	0.73	0.45	0.58	0.50

(1)	Prior to $19.6 million of realized net gains and $4.3 million of realized net losses on settlements of commodity derivatives for the years ended December 31, 2019 and 2018, respectively.

(2)

Includes the effects of  a royalty adjustment of $5.0 million in 2018.  See Note 14 of the Notes to Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” contained in Harvest’s Form 10-K filed April 14, 2020.  Excluding this royalty adjustment, for the seven months ended December 31, 2018, the average sales price for natural gas liquids would have been $27.66 per barrel and the average sales price per mcfe would have been $4.06, and for the combined year ended December 31, 2018, the average sales price for natural gas liquids would have been $26.88 per barrel and the average price per mcfe would have been $4.06.

Consolidated Balance Sheets

($ in thousands, except number of shares)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$28,968	$6,313
Restricted cash	10,000	—
Equity securities	—	47,082
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	14,075	40,176
Other	1,322	4,496
Derivative asset	6,231	15,452
Other current assets	277	2,314
Total current assets	60,873	115,833

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization; December 31, 2019, $15,066; December 31, 2018, $12,950	114,031	405,688
Assets held for sale	316	—
Long-term derivative asset	—	8,499
Other assets	4,965	4,474
Total assets	$180,185	$534,494

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,524	$26,146
Derivative liability	—	1,165
Other current liabilities	586	—
Total current liabilities	24,110	27,311

Asset retirement obligations	88,668	117,529
Liabilities held for sale	139	—
Long–term debt, net	—	115,000
Other long–term liabilities	1,770	1,036

Commitments and contingencies

Mezzanine equity	127	79

Stockholders' equity:
Common stock - $0.01 par value; 65,000,000 shares authorized; 10,221,008 shares issued and 10,183,467 shares outstanding as of December 31, 2019; 10,054,816 shares issued and 10,042,468 shares outstanding as of December 31, 2018	102	100
Additional paid-in capital	180,177	249,717
Treasury stock at cost - 37,541 shares at December 31, 2019; 12,348 shares at December 31, 2018	(562)	(247)
Retained earnings (accumulated deficit)	(114,346)	23,969
Total stockholder's equity	65,371	273,539
Total liabilities and equity	$180,185	$534,494

Consolidated Statements of Operations

($ in thousands, except per share/unit data)

	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
	2019	2018
Revenues:
Oil, natural gas and natural gas liquids revenues (1)	$16,134	$47,227
Transportation and marketing–related revenues	4	687
Total revenues (1)	16,138	47,914

Operating costs and expenses:
Lease operating expenses	13,230	26,444
Cost of purchased natural gas	74	504
Dry hole and exploration costs	—	113
Production taxes	316	2,539
Accretion expense on obligations	1,739	2,286
Depreciation, depletion and amortization	954	5,422
General and administrative expenses	5,988	5,924
Impairment of oil and natural gas properties	13,478	500
(Gain) loss on sales of oil and natural gas properties	361	(650)
Total operating costs and expenses	36,140	43,082

Operating income (loss)	(20,002)	4,832

Other income (expense), net:
Gain (loss) on derivatives, net	(2,316)	47,617
Interest expense	(154)	(2,059)
Gain on equity securities	—	(15,960)
Other income, net	355	458
Total other income (expense), net	(2,115)	30,056

Reorganization items, net	—	(543)

Income (loss) before income taxes	(22,117)	34,345

Income tax benefit (expense)	13	(78)

Net income (loss) (1)	$(22,104)	$34,267

Basic and diluted earnings per share:
Net income (loss)	$(2.17)	$3.41

Weighted average common shares outstanding:
Basic	10,180	10,042
Diluted	10,180	10,047

(1)

Includes the effects of a royalty adjustment of $5.0 million in the three months ended December 31, 2018.  See Note 14 of the Notes to Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” contained in Harvest’s Form 10-K filed April 14, 2020.  Excluding this royalty adjustment, for the fourth quarter, total revenue would have been $52.9 million and net income would have been $39.3 million.

	Successor		Predecessor
				Combined
	Year	Seven Months	Five Months	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	May 31,	December 31,
	2019	2018	2018	2018
Revenues:
Oil, natural gas and natural gas liquids revenues (1)	$112,419	$137,169	$110,307	$247,476
Transportation and marketing–related revenues	1,401	1,431	724	2,155
Total revenues (1)	113,820	138,600	111,031	249,631

Operating costs and expenses:
Lease operating expenses	77,798	64,100	45,372	109,472
Cost of purchased natural gas	1,043	1,026	557	1,583
Dry hole and exploration costs	75	177	122	299
Production taxes	5,593	6,482	5,343	11,825
Accretion expense on obligations	8,112	5,420	3,176	8,596
Depreciation, depletion and amortization	11,666	16,012	46,196	62,208
General and administrative expenses	26,782	15,626	15,648	31,274
Restructuring costs	—	—	5,211	5,211
Impairment of oil and natural gas properties	129,082	3,065	3	3,068
(Gain) loss on sales of oil and natural gas properties	(318)	(697)	5	(692)
Total operating costs and expenses	259,833	111,211	121,633	232,844

Operating income (loss)	(146,013)	27,389	(10,602)	16,787

Other income (expense), net:
Gain on derivatives, net	3,058	16,962	444	17,406
Interest expense	(3,489)	(7,225)	(13,652)	(20,877)
(Gain ) loss on equity securities	4,593	(11,130)	—	(11,130)
Other income, net	3,523	374	776	1,150
Total other income (expense), net	7,685	(1,019)	(12,432)	(13,451)

Reorganization items, net	—	(2,323)	(587,325)	(589,648)

Income (loss) before income taxes	(138,328)	24,047	(610,359)	(586,312)

Income tax benefit (expense)	13	(78)	(166)	(244)

Net income (loss) (1)	$(138,315)	$23,969	$(610,525)	$(586,556)

Basic and diluted earnings per share / unit:
Net income (loss)	$(13.69)	$2.39	$(12.12)

Weighted average common shares / units outstanding:
Basic	10,105	10,030	49,369
Diluted	10,105	10,032	49,369

(1)

Includes the effects of a royalty adjustment of $5.0 million in the seven months ended December 31, 2018.  See Note 14 of the Notes to Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” contained in Harvest’s Form 10-K filed April 14, 2020.  Excluding this royalty adjustment, for the seven months ended December 31, 2018, total revenue would have been $143.6 million and net income would have been $29.0 million, and for the combined year ended December 31, 2018, total revenue would have been $254.6 million and net loss would have been $581.6 million.

Consolidated Statements of Cash Flows

($ in thousands)

	Successor		Predecessor
	Year	Seven Months	Five Months	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	May 31,	December 31,
	2019	2018	2018	2017
Cash flows from operating activities:
Net income (loss)	$(138,315)	$23,969	$(610,525)	$(134,201)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:

Accretion expense on obligations	8,112	5,420	3,176	7,653
Depreciation, depletion and amortization	11,666	16,012	46,196	96,901
Equity–based compensation cost	2,543	1,227	3,784	4,266
Impairment of oil and natural gas properties	129,082	3,065	3	93,607
(Gain) loss on sales of oil and natural gas properties	(318)	(697)	5	(981)
(Gain) loss on equity securities	(4,593)	11,130	—	—
Gain on derivatives, net	(3,058)	(16,962)	(444)	(22,854)
Cash settlements of matured derivative contracts (1)	19,613	(5,824)	3,099	(2,235)
Reorganization items, net	—	—	573,304	—
Other	1,792	1,020	248	1,411
Changes in operating assets and liabilities:
Accounts receivable	20,385	7,823	(3,518)	(2,670)
Other current assets	408	(53)	1,853	(1,585)
Accounts payable and accrued liabilities	1,377	(513)	4,405	(6,783)
Other, net	(1,014)	(60)	69	(829)
Net cash flows provided by operating activities	47,680	45,557	21,655	31,700

Cash flows from investing activities:
Acquisition of oil and natural gas properties	—	—	—	(61,400)
Additions to oil and natural gas properties	(1,304)	(27,368)	(29,727)	(27,268)
Reimbursements related to oil and natural gas properties	1,441	1,294	652	2,517
Proceeds from sale of oil and natural gas properties	119,750	140,324	3	3,654
Proceeds from sale of equity securities	51,675	—	—	—
Other	50	29	26	60
Net cash flows provided by (used in) investing activities	171,612	114,279	(29,046)	(82,437)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(115,000)	(182,000)	—	(28,000)
Long–term debt borrowings	—	—	34,000	26,000
Loan costs incurred	—	—	(2,813)	—
Purchase of treasury stock	(315)	(247)	—	—
Dividend Payment	(71,256)	—	—	—
Contributions from general partner	—	—	40	—
Other	(66)	(8)	—	—
Net cash flows provided by (used in) financing activities	(186,637)	(182,255)	31,227	(2,000)

Increase (decrease) in cash, cash equivalents and restricted cash	32,655	(22,419)	23,836	(52,737)
Cash, cash equivalents and restricted cash – beginning of period	6,313	28,732	4,896	57,633
Cash, cash equivalents and restricted cash – end of period	$38,968	$6,313	$28,732	$4,896

(1)

In the year ended December 31, 2019, $9.7 million of the $19.6 million of net gains on commodity derivatives was due to settlements received on the termination of commodity derivative contracts in conjunction with closed divestitures.

Non-GAAP Measures

We define Adjusted EBITDAX as net income (loss) plus income tax expense (benefit); interest expense, net; depreciation, depletion and amortization; accretion expense on obligations; (gain) loss on derivatives, net; cash settlements of matured commodity derivative contracts; non-cash equity-based compensation; impairment of oil and natural gas properties; non-cash oil inventory adjustment; dry hole and exploration costs; (gain) loss on sales of oil and natural gas properties; reorganization items, net; and loss (gain) on equity securities.

Adjusted EBITDAX is used by the Company’s management to provide additional information and statistics relative to the performance of the business, including (prior to the creation of any reserves) the cash return on investment. The Company believes this financial measure may indicate to investors whether or not it is generating cash flow at a level that can support or sustain quarterly interest expense and capital expenditures. Adjusted EBITDAX should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX excludes some, but not all, items that affect net income and operating income, and this measure may vary among companies. Therefore, Harvest’s Adjusted EBITDAX may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDAX

($ in thousands)

	Three Months Ended			Year Ended
	Successor			Successor	Combined
	Dec 31, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2019	Dec 31, 2018
Net income (loss) (1)	$(22,104)	$34,267	$(19,529)	$(138,315)	$(586,556)

Add:
Income tax expense (benefit)	(13)	78	—	(13)	244
Interest expense, net	151	1,991	501	3,486	20,871
Depreciation, depletion and amortization	954	5,422	1,367	11,666	62,208
Accretion expense on obligations	1,739	2,286	1,995	8,112	8,596
(Gain) loss on derivatives, net	2,316	(47,617)	(5,718)	(3,058)	(17,406)
Cash settlements of matured commodity derivative contracts	2,130	(3,977)	13,959	19,613	(4,265)
Non-cash equity-based compensation	359	83	1,421	2,543	5,011
Impairment of oil and natural gas properties	13,478	500	16,325	129,082	3,068
Non-cash oil inventory adjustment	—	(12)	—	—	(192)
Dry hole and exploration costs	—	113	36	75	299
(Gain) loss on sales of oil and natural gas properties	361	(650)	(661)	(318)	(692)
Reorganization items, net (2)	—	543	—	—	589,648
Loss (gain) on equity securities	—	15,960	—	(4,593)	11,130
Adjusted EBITDAX (1)	$(629)	$8,987	$9,696	$28,280	$91,964

(1)

Includes the effects of  a royalty adjustment of $5.0 million in the three months and combined year ended December 31, 2018. See Note 14 of the Notes to Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” contained in Harvest’s Form 10-K filed April 14, 2020.  Excluding this royalty adjustment, for the three months and combined year ended December 31, 2018, Adjusted EBITDAX would have been $14.0 million and $97.0 million, respectively.

(2)

Represent costs, gains and losses directly associated with the Company’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also includes adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined.

Reconciliation of Standardized Measure to PV-10 at December 31, 2019

($ in millions)

Standardized measure	$106.9
Future income taxes, discounted at 10%	3.6
PV-10	$110.5

Total Current Hedge Position

		Swap	Swap
Period	Index	Volume	Price
Natural Gas (MmmBtus):
Jan 2020	NYMEX	961.0	$2.68
Feb - Dec 2020	NYMEX	9,380.0	$2.68

Crude (MBbls):
Jan - Dec 2020	WTI	391.6	$60.50

Ethane (MBbls):
Jan - Dec 2020	Mt Belvieu	14.6	$11.91

Propane (MBbls):
Jan - Dec 2020	Mt Belvieu	16.5	$29.23

Harvest Oil & Gas Corp., Houston, TX
Ryan Stash, Chief Financial Officer
713-651-1144
hvstog.com